UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

INLAND RETAIL REAL ESTATE TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2901 BUTTERFIELD ROAD
OAK BROOK, ILLINOIS 60523
TELEPHONE: (630) 218-8000

October 15, 2006

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders of Inland Retail Real Estate Trust, Inc. The meeting will be held on Wednesday, December 13, 2006 at 10:00 a.m., Central Standard Time, at our principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523. I hope you will attend.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement contain a description of the formal business to be acted upon by the stockholders. At this year’s meeting, you will be entitled to vote on the election of seven Directors and the ratification of KPMG LLP’s appointment as our independent registered public accounting firm for the 2006 fiscal year. I encourage you to read the materials carefully. Our Directors and officers, as well as representatives of KPMG LLP, will be available at the meeting to answer any questions you may have.

It is important that your shares be represented at the meeting regardless of the size of your holdings. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.  You may also authorize a proxy via the Internet or via touch-tone telephone by following the directions that we provide in the proxy statement.  Submitting your proxy or authorizing a proxy via the Internet or via touch-tone telephone will ensure that your shares will be represented at the meeting and voted in accordance with your wishes.  If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

Thank you for your continued support of and interest in our company. I and everyone at Inland Retail Real Estate Trust, Inc. wish you good health, happiness and prosperity.

Sincerely,

Richard P. Imperiale
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE: December 13, 2006
TIME:   10:00 a.m.
PLACE:  2901 Butterfield Road
Oak Brook, Illinois 60523

To Our Stockholders:

The purposes of the annual meeting are:

•                      To elect seven Directors to hold office until our next annual meeting of stockholders and until their successors are elected and qualify;

•                      To consider the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year; and

•                      To transact any other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on October 1, 2006 as the record date for determining stockholders of record entitled to notice of and to vote at the meeting.

A proxy statement and proxy card accompany this notice. We have previously provided you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, as amended.

We would like to have the maximum number of stockholders present in person or by proxy at the meeting. To assure your representation at the meeting, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card. You may use the enclosed envelope which requires no further postage if mailed in the United States to return your proxy. You may also authorize a proxy to vote your shares electronically via the Internet or via touch-tone telephone by following the procedures described in the attached proxy statement. YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY OR VOTE WILL BE VERY MUCH APPRECIATED. For specific instructions, please refer to the instructions on the proxy card.

If you attend the meeting, you may revoke your proxy and vote in person, if you desire.

By order of the Board of Directors,

Richard P. Imperiale
Chairman of the Board of Directors

2901 BUTTERFIELD ROAD
OAK BROOK, ILLINOIS 60523
TELEPHONE: (630) 218-8000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD December 13, 2006

Our Board of Directors (which is sometimes referred to as the “Board”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at our 2006 Annual Meeting of Stockholders to be held on Wednesday, December 13, 2006, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We encourage your participation in the voting at the meeting and solicit your support on each proposal to be presented.

This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about October 15, 2006.

Unless the context otherwise requires, all references to “our,” “we” and “us” in this proxy statement relate to Inland Retail Real Estate Trust, Inc. (“IRRETI” or the “Company”) and those entities owned or controlled directly or indirectly by IRRETI.

The mailing address of our principal executive offices is 2901 Butterfield Road, Oak Brook, Illinois 60523.

FORWARD LOOKING STATEMENTS

Because we want to provide you with more meaningful and useful information, this proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “could,” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks in 2006 and beyond which may differ materially from those expressed in, or implied by, these forward-looking statements.  These risks, uncertainties and other factors include, without limitation, the following:

•                  we may compete with The Inland Group and their affiliates for properties;

•                  we may be exposed to risks to which we have not historically been exposed; and

•                  we are dependent on our own executives and employees.

See the section of our Annual Report on Form 10-K, as amended, entitled “Risk Factors” for a description of these and other risks, uncertainties and other factors.

You should not place undue reliance on any forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason after the date of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

Information about the Annual Meeting

Our annual meeting will be held on December 13, 2006 at 10:00 a.m. Central Standard Time at 2901 Butterfield Road, Oak Brook, Illinois 60523. Please contact Ms. Dione McConnell at (630) 368-2234 if you plan on attending.  Additionally, please contact Morrow & Co., Inc. at (877) 807-8896 if you have any questions with respect to granting us a proxy to vote your shares at the annual meeting.

Information about this Proxy Statement

We sent you this proxy statement and the proxy card on behalf of our Board of Directors who are soliciting a proxy from you to vote your shares at the annual meeting. This proxy statement summarizes information we are required to provide to you and is designed to assist you in voting your shares. On October 15, 2006, we began mailing the proxy materials to all stockholders of record at the close of business on October 1, 2006, the record date fixed by our Board of Directors for determining the holders of record of our common stock, $.01 par value per share, entitled to notice of and to vote at the annual meeting. Each of the outstanding shares of common stock, as of the record date, is entitled to one vote on all matters to be voted upon at the meeting. On the record date, there were 263,210,383.6616 shares of common stock issued and outstanding.

Proposals to be Considered by you at the Annual Meeting

At the annual meeting, we will be asking you to:

PROPOSAL 1:              Elect seven Directors; and

PROPOSAL 2:              Ratify our selection of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year.

Information about Voting

VOTING OF PROXIES - Votes cast by proxy or in person at the meeting will be tabulated by an inspector of election appointed for the meeting. Each completed, executed and timely returned proxy will be voted in accordance with the directions indicated on it. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted by giving written notice of the revocation to our Secretary, by delivering a later dated, properly executed proxy (which automatically revokes the earlier proxy), or by voting in person at the meeting. Executed but unmarked proxies will be voted by the person(s) named thereon (i) for the election of the nominees named herein as Directors (or a substitute for a nominee if such nominee is unable or refuses to serve), (ii) for the ratification of our selection of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year and (iii) in the discretion of such person(s) upon such matters not presently known or determined that properly may come before the meeting.

AUTHORIZING PROXIES ELECTRONICALLY VIA THE INTERNET - Stockholders may authorize a proxy to vote their shares via the Internet at the www.proxyvoting.com/Inland until 11:59 p.m., Eastern Standard Time, December 12, 2006. The Internet proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy to vote their shares and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for voting instructions. If you choose not to authorize a proxy over the Internet or via touch-tone telephone, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

AUTHORIZING PROXIES VIA TOUCH-TONE TELEPHONE - Stockholders may authorize a proxy to vote their shares via touch-tone telephone by calling (800) 730-8449 until 11:59 p.m., Eastern Standard Time, December 12, 2006.  The touch-tone telephone proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy to vote their shares and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for voting instructions.  If you choose not to authorize a proxy by touch-tone telephone or over the Internet, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this proxy statement.

Quorum; Abstentions and Broker Non-Votes

We have hired an independent proxy solicitor, Morrow & Co., Inc., to solicit proxies on the Board’s behalf with respect to the matters to be voted on at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of election appointed by us. The inspector will determine whether or not a quorum is present. Presence in person or by proxy at the meeting of holders of a majority of our issued and outstanding shares constitutes a quorum. Abstentions and broker non-votes will count toward the presence of a quorum, but will not be counted as votes cast and will have no effect on any proposal. A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Number of Votes Necessary for each Proposal to be Approved

•                  Election of Directors: The vote of a majority of the shares of stock of the Company entitled to vote, present in person or by proxy at a meeting at which a quorum is present, is necessary for the election of a Director. There are no cumulative voting rights in the election of Directors.

•                  Ratification of selection of KPMG: Provided a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote, is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year.

PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE, ELECTRONICALLY OR BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Costs of Proxies

We will bear all expenses incurred in connection with the solicitation of proxies. We will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares. Our officers, Directors and employees may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses. In addition, we have hired Morrow & Co., Inc. to solicit proxies on our behalf. We expect that the cost of soliciting proxies on our behalf will be approximately $5,000 plus costs and expenses.

Other Matters

As of the date of this proxy statement, the above-referenced proposals are the only matters we are aware of that are to be acted upon at the meeting. If any other matter should properly come before the meeting for which we did not receive proper notice in accordance with the requirements of our Bylaws, the persons appointed by you in your proxy will vote on those matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their discretion and best judgment. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on any such other matter will be required for approval.

Where you can Find More Information about us

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. Our SEC filings are also available to the public on the website maintained by the SEC at http://www.sec.gov.

Information to Rely Upon When Authorizing a Proxy to Vote

You should rely only on the information contained in this proxy statement or incorporated by reference herein. No person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this proxy statement in connection with the solicitation made by this proxy statement and, if given or made, the information or representations must not be relied upon as having been authorized by us. The delivery of this proxy statement will not, under any circumstances, create an implication that there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

ELECTION OF DIRECTORS

PROPOSAL 1: TO ELECT SEVEN INDIVIDUALS TO SERVE AS DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.

Our Board of Directors consists of seven individuals. The election of members of the Board is conducted on an annual basis. Each individual elected to the Board serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies. Accordingly, the term of office of each of our current Directors will expire at the 2006 annual meeting and upon the election and qualification of his or her successor. At that meeting each current Director will be nominated to stand for reelection as a Director to hold office until our annual meeting to be held in 2007 and until his or her successor is elected and qualifies. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, should any nominee be unable or unwilling to accept the office of Director, and if the Board shall designate a substitute nominee, the persons named as proxies will vote for the election of the substitute nominee designated by the Board, and if none, for such other persons as they shall determine. Four of our current Directors have been Directors since 1998 and two of our current Directors have been Directors since 2004. Information regarding the business experience of each nominee is provided below based upon information furnished to us by the individuals named.

Nominees for Election as Directors

The following sets forth information with regard to the nominees for election to our Board as Directors, with ages set forth as of January 1, 2006.

NAME, POSITIONS WITH IRRETI AND AGE	BUSINESS EXPERIENCE

RICHARD P. IMPERIALE Director since 2004 Age 47

Mr. Imperiale has been one of our Directors since December 2004 and was selected as our Chairman by the Board of Directors effective March 3, 2006. He is President and founder of the Uniplan Companies, a Milwaukee, Wisconsin based investment advisory holding company. Uniplan and its affiliates manage and advise over $300 million in client accounts. Uniplan specializes in providing clients with consistently superior risk-adjusted returns managing equity, REIT and specialty portfolios.

Mr. Imperiale started his career as a credit analyst for the First Wisconsin National Bank (now U.S. Bank).

In 1983, Mr. Imperiale joined B.C. Ziegler & Company, a Midwest regional brokerage firm where he was instrumental in the development of portfolio strategies for one of the first hedged municipal bond mutual funds in the country. In 1984, Mr. Imperiale founded Uniplan, Inc., with the objective of managing investment portfolios to achieve the greatest long-term risk-adjusted return for conservative institutional clients. The quantitative techniques used by Uniplan to manage portfolios have consistently ranked the firm among the top institutional managers on a risk-adjusted basis. In 1993, Uniplan was ranked #2 of 315 balanced managers for 10 year performance by Nelsons Investment Services and in 1994, Uniplan was ranked #1 of 374 managers on a risk-adjusted basis for five years by Money Manager Review. In addition, the Forward Uniplan Real Estate Fund received a Five Star ranking from the Morningstar mutual fund rating service for the period ended May 31, 2002.

Mr. Imperiale is widely quoted in local and national media on matters pertaining to investments and is a regular guest on CNNfn’s Power Lunch. He has appeared on Bloomberg News, CNBC, and is a frequent guest on the syndicated radio talk show, Money Sense. He authored Real Estate Investment Trusts: New Strategies For Portfolio Management, published by John Wiley & Sons, 2002.

Mr. Imperiale attended Marquette University Business School where he received a BS Degree in Finance. In addition, he completed the postgraduate lecture series in corporate finance at the University of Chicago Graduate School of Business and received a certificate in legal research from Concordia University.

BARRY L. LAZARUS President and Director since our formation in 1998, and Chief Executive Officer since December 2004 Age 60

Mr. Lazarus initially assumed the positions as our President, Chief Operating Officer and a Director at the time of our formation in 1998.  He also became Chief Financial Officer in June 1999.  In connection with our acquisition of our advisor and property management companies in December 2004, Mr. Lazarus became Chief Executive Officer and relinquished his role as Chief Operating Officer and Chief Financial Officer.  In his capacity as President and Chief Executive Officer, Mr. Lazarus has been responsible for implementation of Board policy on a daily basis.  He has overseen property acquisitions, financing and other investment activities.  His interaction with various company departments including accounting, legal, property management and development has enabled us to effectively coordinate our major operating divisions.

After a brief career in public accounting, Mr. Lazarus joined Inland in 1973 as its original controller and was later promoted to treasurer.  From 1973 to 1979, he supervised all corporate and partnership accounting and tax matters and managed corporate financial affairs.  In 1979, Mr. Lazarus relocated to Phoenix, Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures.  Between 1979 and 1987, The Butterfield Company successfully completed several projects in conjunction with national real estate firms, including Inland.  From 1988 until October 1990, Mr. Lazarus was Vice President of Finance for UDC Homes, Inc., then a New York Stock Exchange listed company and the largest homebuilder in the state of Arizona.  His duties included obtaining financing for numerous development and construction projects in the southeastern and southwestern United States, as well as maintaining investor relations.

Mr. Lazarus rejoined Inland in October 1990 and became president of Intervest Midwest Real Estate Corporation, then an affiliate of Inland.  Mr. Lazarus solely owned Wisconsin and Southern Land Company, Inc., of which he had been President and Director since December 1993.  Wisconsin and Southern Land Company, Inc. was a holding company that acquired Intervest from Inland in 1994.  Intervest, pursuant to a service agreement, previously provided property zoning, development and disposition services to Wisconsin Capital Land Fund, L.P., a private placement real estate equity program sponsored by an Inland affiliate.

DANIEL K. DEIGHAN Director since 1998 Age 65

Mr. Deighan has been a Director since September 1998. He is an appraiser who holds the MAI designation from the American Institute, and has over 25 years of appraisal experience. He has testified as an expert witness in numerous counties throughout Florida, and in courts in New York in eminent domain and other appraisal matters. Deighan Appraisal Associates, Inc. was formed in 1971. Its business is the providing of expert appraisal, consulting and eminent domain services throughout Florida.

Deighan Appraisal Associates, Inc. was honored as the “Business of the Year” in 1990 by the Port St. Lucie Chamber of Commerce. Mr. Deighan has been past Vice Chairman of the Martin County Industrial Development Agency and a past President of the Tri-County Tec Foundation and the Economic Council of Martin County, Florida. He

received his B.A. degree from Siena College, Albany, New York.
MICHAEL S. ROSENTHAL Director since 1998 Age 48

Mr. Rosenthal has been one of our Directors since October 1998. He is an attorney who has been in private practice since 1984. He has been a shareholder of the Atlanta, Georgia law firm of Wagner, Johnston & Rosenthal, P.C. since September 1996. From January 1991 through August 1996, Mr. Rosenthal was President and a shareholder of the Atlanta, Georgia law firm of Weinstein, Rosenthal & Tobin, P.C. That law firm’s predecessor conducted business as a partnership under the name of Weinstein, Rosenthal & Tobin from 1986 through December 1990, and Mr. Rosenthal served as its managing partner. Prior to entering the private practice of law, Mr. Rosenthal served as an Assistant Attorney General for the State of Georgia from 1980 through 1984.  He represents primarily service industry clients, providing day-to-day business counseling and advice, and services in the areas of mergers and acquisitions, real estate acquisitions and financings, as well as litigation when necessary.  Mr. Rosenthal received both his B.A. degree and his law degree from the University of Florida.

KENNETH E. MASICK Director since 1998 Age 60

Mr. Masick has been one of our Directors since December 1998. He has been a Partner of Wolf & Company LLP, certified public accountants, since its formation in 1978. That firm, one of the largest in the Chicagoland area, specializes in audit, tax and consulting services to privately owned businesses. Mr. Masick currently is partner-in-charge of the firm’s audit and accounting department and is responsible for the firm’s quality control. His accounting experience also includes forecasts and projections, feasibility studies and due diligence activities on acquisitions.

Mr. Masick has been in public accounting since his graduation from Southern Illinois University in 1967. He is also licensed as a General Securities Representative and as a Financial and Operations Principal at the NASD. Mr. Masick is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. He also serves as treasurer of Oak Brook Financial Group, Inc., a securities broker dealer firm. All of the mentioned entities with which Mr. Masick is affiliated have their offices in Oak Brook, Illinois.

BRENDA G. GUJRAL Director since 2004 Age 62

Ms. Gujral has been a Director since 2004. She is President, Chief Operating Officer and a Director of Inland Real Estate Investment Corporation and Inland Securities Corporation. Ms. Gujral is also Chief Executive Officer and a Director of Inland Western Retail Real Estate Trust, Inc. and Inland Investment Advisors, Inc., an investment advisor. Ms. Gujral is also President and Director of Inland American Real Estate Trust, Inc. and Chairperson of the Board of Inland Real Estate Exchange Corporation.

Ms. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland’s publicly registered investment programs with the Securities and Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland-sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real

Estate Investment Corporation’s investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

Ms. Gujral has been with the Inland organization for over 20 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon to implement land use legislation for that state.

Ms. Gujral is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts. She is also a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

THOMAS P. MCGUINNESS Chief Operating Officer since 2005 and Director since 2006 Age 50

Mr. McGuinness became our Chief Operating Officer in May 2005 and was selected to fill the vacancy on our Board of Directors created by the resignation of Robert D. Parks, effective March 3, 2006.  Mr. McGuinness joined The Inland Group, Inc. organization in property management in 1982 and became President of Mid-America Management Corporation, a property management company within the Inland organization, in July 1990 and Chairman in 2001.  He is also President of Inland Property Management, Inc., as well as a Director of Inland Commercial Property Management, both property management companies within the Inland organization.  He is President and a Manager of Inland HOLDCO Management LLC, a holding company for the three property managers of Inland Western Retail Real Estate Trust, Inc.  He is also President and a Manager of Inland US Management LLC, Inland Pacific Properties Services LLC and Inland Southwest Management LLC, the three property managers of Inland Western Retail Real Estate Trust, Inc.

Mr. McGuinness is a licensed real estate broker.  He is past president of the Chicagoland Apartment Association and past Regional Vice President of the National Apartment Association.  He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund, as well as the Pension Fund, and holds CLS and CSM accreditations from the International Council of Shopping Centers.

THE BOARD’S RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR

RICHARD P. IMPERIALE,

BARRY L. LAZARUS,

DANIEL K. DEIGHAN,

MICHAEL S. ROSENTHAL,

KENNETH E. MASICK,

BRENDA G. GUJRAL

and

THOMAS P. MCGUINNESS

ITS NOMINEES FOR ELECTION AS DIRECTORS

TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS

AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.

Vote Required

The vote of a majority of the outstanding shares of stock of the Company entitled to vote at a meeting at which a quorum is present is necessary for the election of a director. There are no cumulative voting rights in the election of directors. For purposes of the election of directors, abstentions and broker-non-votes will not be counted as votes cast and will have the effect of a vote against the proposal, although, as mentioned, they will count toward the presence of a quorum.

Board Meetings in 2005

Our Board met twelve times during 2005. Each director attended more than 75% of the total number of meetings of the Board and the committees on which he or she served during the time such person was a director.  We do not have a policy with regard to Board members’ attendance at annual meetings. However, each director (other than Mr. Lazarus) attended the 2005 annual meeting.

Committees of the Board of Directors

Audit committee. Our Board has established an audit committee comprised of Messrs. Deighan, Masick and Rosenthal. Although the Company is not quoted on Nasdaq, each of these three directors would satisfy the definition of “independent” under the National Association of Securities Dealers’ listing standards and under the Sarbanes-Oxley Act. The Board has determined that Mr. Masick qualifies as our “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Board has adopted a written charter for the audit committee that was included as Exhibit A to the Company’s 2005 proxy statement.

The audit committee is responsible for the engagement of our independent registered public accounting firm,  reviewing the plans and results of the audit engagement with our auditors, approving services performed by and the independence of our independent registered public accounting firm, considering the range of audit and non-audit fees, and consulting with our independent registered public accounting firm regarding the adequacy of our internal accounting controls. This committee met seven times during 2005.

Governance and nominating committee. Effective March 23, 2005, our Board established a governance and nominating committee comprised of Messrs. Rosenthal, Deighan and Imperiale. Although the Company is not quoted on Nasdaq, each of these directors would satisfy the definition of “independent” under the National Association of Securities Dealers’ listing standards and under the Sarbanes-Oxley Act. The governance and nominating committee will consider for recommendation to the Board nominations made by stockholders that comply with the procedures described below under the caption “Advance Notice Procedures for Making Director Nominations and Stockholder Proposals.” The Board has adopted a written charter for the governance and nominating committee which was included as Exhibit B to the Company’s 2005 proxy statement. Our governance and nominating committee met once during 2005.

Once our governance and nominating committee has identified a possible nominee for Director (whether through a recommendation from a stockholder or otherwise), the members of the committee make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the committee when the candidate is recommended, the committee’s own knowledge of the prospective candidate, and information, if any, obtained by the committee’s inquiries. The preliminary determination is based primarily on the need for additional Board members to fill vacancies, expand the size of the Board of Directors or obtain representation in market areas without Board representation, and the likelihood that the candidate can satisfy the evaluation factors described below. If the committee determines that additional consideration is warranted, it may gather additional information about the candidate’s background and experience. The committee then evaluates the prospective nominee against the following standards and qualifications, which may be amended, changed, eliminated or expanded by the committee from time to time:

•                  Achievement, experience and independence;

•                  Wisdom, integrity and judgment;

•                  Understanding of the business environment; and

•                  Willingness to devote adequate time to Board duties.

The governance and nominating committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the need for audit committee or other expertise, and the evaluations of other candidates. In connection with this evaluation, the committee determines whether to interview the candidate. If the committee decides that an interview is warranted, one or more of its members, and others as appropriate, interviews the candidate in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee.

Compensation committee. Effective March 25, 2005, our Board established a compensation committee comprised of Messrs. Masick, Imperiale, Rosenthal and Deighan. Although the Company is not quoted on Nasdaq, each of these directors would satisfy the definition of “independent” under the National Association of Securities Dealers’ listing standards and under the Sarbanes-Oxley Act. Our compensation committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our chief executive officer and other executive officers, and administers our employee benefit plans. The compensation committee met once during 2005.

Compensation Committee Interlocks and Insider Participation

Prior to March 25, 2005, we had no compensation committee. The Board was responsible for all compensation decisions. Mr. Lazarus, who was the only director paid by us for his services as an executive officer, abstained from all decisions regarding his compensation. None of our current compensation committee members is, or formerly was, an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our compensation committee.

Audit Committee Report

The audit committee of the Board is responsible for, among other things, providing independent, objective oversight of our accounting functions and internal controls. The audit committee is composed of three directors. Although the Company is not quoted on Nasdaq, each of these three directors would satisfy the definition of “independent” under the National Association of Securities Dealers’ listing standards and the Sarbanes-Oxley Act. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter was attached as Exhibit A to the Company’s 2005 proxy statement.

Management is responsible for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2005 financial statements. The audit committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee also received written disclosures and the letters from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the audit committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the audit committee’s discussions with management and the independent registered public accounting firm, and the audit committee’s review of the representations of management and the independent registered public accounting firm, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005, as amended, filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of Inland Retail Real Estate Trust, Inc.:

Kenneth E. Masick

Daniel K. Deighan

Michael S. Rosenthal

Stockholder Communications

We have not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board of Directors or any of its committees or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders are free to contact any director or executive officer directly by writing in care of IRRETI, or by writing to the Secretary of the Company at 2901 Butterfield Road, Oak Brook, IL 60523. Stockholders can contact the audit committee directly by sending a letter to Mr. Kenneth E. Masick, in care of the Company at 2901 Butterfield Road, Oak Brook, IL 60523.

We believe our responsiveness to shareholder communications to our Board has been excellent. Nevertheless, during the upcoming year our Board will give full consideration to the adoption of a formal process for stockholder communications with our Board and, if adopted, publish it promptly and post it to our website.

Policies on Business Ethics and Conduct

All of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and our Controllers, whom we refer to collectively as the covered parties, are required to abide by our Code of Business Conduct and Ethics Policy, which we refer to as our ethics policy, to help ensure that our business is conducted in accordance with the highest ethical standards and with the highest standards of personal and professional integrity. Our ethics policy is intended to act as a guide for the making of business decisions and actions taken by the covered parties to help ensure that our business is conducted in a consistently legal and ethical manner and in compliance with applicable governmental laws, rules and regulations. Our ethics policy covers all aspects of professional conduct, including avoiding or eliminating the appearance of or actual conflicts between what is in the best interest of the Company and what could result in personal gain for a covered party or a family member of a covered party; not competing with the Company; dealing fairly with customers, tenants, service providers, suppliers, competitors and other covered parties; protecting and preserving the Company’s assets and ensuring their efficient use; informing senior management of the Company of violations of the ethics policy; and taking all reasonable measures to maintain and protect the confidentiality of non-public information about the Company, its tenants, customers and third parties obtained or created in connection with the Company’s business.

All covered parties are required to promptly report any conduct they believe in good faith to be in violation of the ethics policy. Procedures are in place to confidentially and anonymously receive, retain and treat complaints received regarding potential violations of our ethics policy, including questionable accounting or auditing matters.

OUR EXECUTIVE OFFICERS

Biographies of our Executive Officers

Our executive officers are appointed by, and serve at the discretion of, the Board. They will continue to serve in their respective offices until they resign or their successors are elected and qualify. There is no family relationship between any of our executive officers and any of our directors.  Currently, the executive officers appointed by the Board are as follows, with ages set forth as of January 1, 2006:

NAME, POSITIONS WITH IRRETI AND AGE	BUSINESS EXPERIENCE

BARRY L. LAZARUS President and Director since our formation in 1998 and Chief Executive Officer since December 2004 Age 60	The biography of Mr. Lazarus is included above under “Election of Directors — Nominees for Election as Directors.”
THOMAS P. McGUINNESS Chief Operating Officer since May 2005 and Director since March 2006 Age 50	The biography of Mr. McGuinness is included above under “Election of Directors — Nominees for Election as Directors.”
JAMES W. KLEIFGES Vice President, Chief Financial Officer, Treasurer and Assistant Secretary Age 55

Mr. Kleifges has been our Vice President, Chief Financial Officer, Treasurer and Assistant Secretary since December 29, 2004. From August 2004 through December 2004, Mr. Kleifges was the Vice President, Corporate Controller for Inland Retail Real Estate Advisory Services, Inc., our business manager/advisor, which we acquired on December 29, 2004. Mr. Kleifges was and is responsible for overseeing our accounting and financial reporting and the preparation of all SEC filings.

From April 1999 to January 2004, Mr. Kleifges was Vice President/Corporate Controller of Prime Group Realty Trust, an office and industrial real estate investment trust based in Chicago, Illinois, with assets in excess of $1 billion. Prior to Prime Group, Mr. Kleifges held senior financial and operational positions in various private and public real estate companies located in Chicago, Illinois and Denver, Colorado. Mr. Kleifges was a senior manager with KPMG in Chicago, Illinois, after completing a career in public accounting from June 1972 to December 1982. Mr. Kleifges earned his Bachelor of Arts Degree in accounting from St. Mary’s University in Winona, Minnesota and has been a certified public accountant since 1974. Mr. Kleifges is a member of the Illinois Society of Certified Public Accountants.

JOANN M. ARMENTA President of our property management operations and President of our property management companies Age 31

Ms. Armenta has been President of our property management companies since December 29, 2004. Ms. Armenta joined Mid-America Management in 1992 working in residential management, and became involved with commercial properties in 1995 overseeing the management of retail, office and industrial properties. She has managed a portfolio of retail properties for Inland Commercial Property Management, and was promoted to Senior Property Manager supervising half of the property managers for Inland Real Estate Corporation.  In 2001, Ms. Armenta accepted a position as Assistant Vice President for Inland Southern Management Corp., and was later promoted to Vice President for Inland Mid-Atlantic Management Corp. Her responsibilities in these positions included supervising due diligence investigations for over 350 retail properties and acquisitions in approximately 36 states. She was responsible for all due diligence on approximately 35 million square feet, including site inspections, tenant interviews, engineering reports, capital upgrades and lease review. She has also been responsible for coordinating the transition of an acquisition target into property operations. Ms. Armenta was also the sole training coordinator for all new property managers and employees for Inland Southeast Property Management Corp., Inland Southern Management Corp. and Inland Mid-Atlantic Management

Corp. In addition, she oversaw the management of a portfolio of over 23 million square feet managing retail, office and light industrial for another Inland sister company (Mid-America Management) at the time. Most recently, she was promoted to President of Property Management, overseeing approximately 300 properties, in 25 states, containing approximately 34 million square feet.  Her responsibilities include oversight of our management, leasing, marketing and operations. Ms. Armenta holds a SCSM, CLS and a SCMD accreditation with the International Council of Shopping Centers.

JOHN DIGIOVANNI Senior Vice President of Development and Redevelopment Age 46

Mr. DiGiovanni has been our Senior Vice President of Development and Redevelopment since December 29, 2004. Mr. DiGiovanni began his career with Inland in July 2003 as Senior Vice President of Inland Mid-Atlantic Management. In September 2004, Mr. DiGiovanni was transitioned to help establish a development division for us. As Senior Vice President of Development, Mr. DiGiovanni is responsible for the identification and facilitation of both new development projects and the redevelopment of existing assets to ensure the value retention of those assets.

Prior to joining Inland (2000-2003), Mr. DiGiovanni was Senior Vice President of development for BVT, a German-based (Munich) syndication company raising equity to promote both new development and acquisitions of existing retail-office properties. In addition to overseeing development projects at BVT, Mr. DiGiovanni was charged with the responsibility of creating and maintaining the reporting and tracking protocols for development projects and the subsequent reporting to partnership interest and the board of directors as to the status and profitability of each project.

JEFFREY BOEHNING Vice President of Asset Management and Acquisitions Age 33

Mr. Boehning has been our Vice President of Asset Management and Acquisitions since December 2005.  Prior to this, Mr. Boehning worked for Inland Real Estate Exchange Corporation where he was primarily responsible for acquisition due diligence, negotiation of permanent loans, preparation of private placement memoranda, and marketing of the 1031 Custom Exchange Program.

Prior to joining Inland, Mr. Boehning was a Development Associate for AmNed Properties, LLC, a real estate development, investment, and management firm located in Tampa, Florida, where he  was responsible for the analysis of new acquisitions and developments, overseeing all aspects of development projects, and managing operating properties.  Prior to AmNed, Mr. Boehning worked for SouthTrust Bank, N.A. as a Commercial Portfolio Manager for the West Central Florida Commercial Real Estate Group.  He holds a Master in Business Administration with a concentration in Real Estate Finance from DePaul University’s Charles H. Kellstadt Graduate School of Business and received his B.S. in Finance from Elon University in 1995.  Mr. Boehning holds series 7 and 63 licenses with the National Association of Securities Dealers.

COMPENSATION PAID TO OUR DIRECTORS AND OFFICERS

Director Compensation

Base Compensation. We pay each of our directors, other than Messrs. Lazarus and McGuinness and Ms. Gujral, an annual fee of $28,000. We pay Mr. Imperiale an additional $5,000 per year for agreeing to serve as our Chairman of the Board of Directors. In addition, each director, other than Messrs. Lazarus and McGuinness and Ms. Gujral, receives $1,000 for attending in person, or $400 for attending by telephone, each meeting of our Board or a committee thereof of which they are a member.  Each of Messrs. Deighan, Masick and Rosenthal were paid fees of approximately $27,600, $27,600 and

$25,600 in 2005, 2004 and 2003, respectively, for their services as directors.  Mr. Imperiale became a director on December 20, 2004 and was paid a fee of approximately $25,600 in 2005 for his service as a director.

Options. Under our independent director stock option plan, each non-employee director (as defined under Rule 16b-3 of the Securities Exchange Act of 1934) is entitled to be granted an option to acquire 3,000 shares as of the date they become a director and an additional 500 shares on the date of each annual stockholders’ meeting, commencing with the annual meeting in 2000, so long as the director remains a member of the Board on such date. The options for the initial 3,000 shares will be exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The options to be granted as of each annual stockholders’ meeting will become fully exercisable on the second anniversary of the date of grant. Options granted will be exercisable at $9.05 per share. As of December 31, 2005, options to acquire 8,000 had been exercised and options to acquire 14,000 shares were outstanding. We have not granted any options to Messrs. Lazarus or McGuinness or Ms. Gujral.

Executive Compensation

Until the acquisition of our business manager/advisor and our property managers on December 29, 2004, Barry L. Lazarus was our only executive officer who received compensation from us. Our other executive officers were all employees of Inland Real Estate Investment Corporation, the prior owner of our business manager/advisor, and/or its affiliates, and were compensated by those entities, in part, for their services rendered to us. We did not pay any of these individuals, other than Mr. Lazarus, for serving in their respective positions.

Prior to December 29, 2004, Mr. Lazarus was an “at will” employee of ours based on an oral agreement. We paid Mr. Lazarus $310,000 and $250,000 in 2004 and 2003, respectively, and reimbursed him for out-of-pocket expenses for his services as our President, Chief Operating Officer, Treasurer and Chief Financial Officer.

As of December 29, 2004, we entered into employment agreements with each of Barry L. Lazarus, John DiGiovanni, Jo Ann M. Armenta and James W. Kleifges.  The employment agreements with each of our current executive officers are described in more detail below under the heading “Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

Mr. Lazarus is our President and Chief Executive Officer.  In May 2005, he relinquished his role as our Chief Operating Officer. Effective as of December 29, 2004, John DiGiovanni became our Senior Vice President of Development, Jo Ann M. Armenta became our President of property management operations and President of our property management companies and James W. Kleifges became our Vice President, Chief Financial Officer, Treasurer and Assistant Secretary.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Barry L. Lazarus. Mr. Lazarus has an employment agreement that commenced on December 29, 2004 to serve as our President and Chief Executive Officer. The employment agreement provides that Mr. Lazarus will receive a base salary of $300,000 per year, to be reviewed as of each July 1. In addition, the Board of Directors (or any appropriate committee thereof) may, in its sole discretion, pay an annual bonus based upon our achievement of our performance objectives and this individual’s contribution towards such achievements. The base salary for Mr. Lazarus is $330,000 for 2006.

The initial term of employment is for a three year period ending on the third anniversary of this agreement and will automatically renew for successive one year periods unless either party provides notice of its intent not to renew. The employment contract may be terminated by the individual or us for any reason effective upon sixty days prior written notice or by us for “cause” (as defined in the employment agreement) effective without prior notice.

If employment is terminated by the individual or us for any reason, we shall pay or provide base salary accrued through the termination of the agreement, reimbursable expenses, pro-rata annual bonus and any benefits required to be paid or provided under applicable law. Mr. Lazarus is not entitled to any other severance.

Thomas P. McGuinness. Mr. McGuinness has a consulting agreement dated December 29, 2004 to provide certain strategic and operational assistance for our benefit, including guidance as to prospective investment, financing, acquisition, disposition, development, leasing, property management, joint venture and other real estate opportunities. Mr. McGuinness will not receive direct compensation for these services, but we will reimburse his expenses in fulfilling his duties under the agreement and, if consulting services are provided in connection with the listing of our shares on a national exchange, a fee agreed to by us and the consultant will be paid in connection therewith. In addition to the above consulting agreement, we have an oral employment agreement with Mr. McGuinness under which he agrees to serve as our Chief Operating Officer.

Mr. McGuinness provides ten to fifteen hours of service to us per week, plus additional time as required by us. The base salary for Mr. McGuinness is $55,000 for 2006.

John DiGiovanni. Mr. DiGiovanni has an employment agreement that commenced on December 29, 2004 to serve as our Senior Vice President of Development and Redevelopment. The employment agreement provides that Mr. DiGiovanni will receive a base salary of $200,000 per year, to be reviewed as of each July 1. In addition, the Board of Directors (or any appropriate committee thereof) may, in its sole discretion, pay an annual bonus based upon our achievement of our performance objectives and this individual’s contribution towards such achievements. The base salary for Mr. DiGiovanni is $245,000 for 2006.

The initial term of employment is for a three year period ending on the third anniversary of this agreement and will automatically renew for successive one year periods unless either party provides notice of its intent not to renew. The employment contract may be terminated by the individual or us for any reason effective upon sixty days prior written notice or by us for “cause” (as defined in the employment agreement) effective without prior notice.

If employment is terminated by the individual or us for any reason, we shall pay or provide base salary accrued through the termination of the agreement, reimbursable expenses, pro-rata annual bonus and any benefits required to be paid or provided under applicable law. Mr. DiGiovanni is not entitled to any other severance.

James W. Kleifges. Mr. Kleifges has an employment agreement that commenced on December 29, 2004 to serve as our Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. The employment agreement provides that Mr. Kleifges will receive a base salary of $150,000 per year, to be reviewed as of each July 1. In addition, the Board of Directors (or any appropriate committee thereof) may, in its sole discretion, pay an annual bonus based upon our achievement of our performance objectives and this individual’s contribution towards such achievements. The base salary for Mr. Kleifges is $200,000 for 2006.

The initial term of employment is for a three year period ending on the third anniversary of this agreement and will automatically renew for successive one year periods unless either party provides notice of its intent not to renew. The employment contract may be terminated by the individual or us for any reason effective upon sixty days prior written notice or by us for “cause” (as defined in the employment agreement) effective without prior notice.

If employment is terminated by the individual or us for any reason, we shall pay or provide base salary accrued through the termination of the agreement, reimbursable expenses, pro-rata annual bonus and any benefits required to be paid or provided under applicable law. Mr. Kleifges is not entitled to any other severance.

JoAnn Armenta. Ms. Armenta has an employment agreement that commenced on December 29, 2004 to serve as President of each of the following: Inland Mid-Atlantic Management Corp., Inland Southern Management Corp. and Inland Southeast Property Management Corp., all of which are our subsidiaries. The employment agreement provides that Ms. Armenta will receive a base salary of $110,000 per year, to be reviewed as of each July 1. In addition, the Board of Directors (or any appropriate committee thereof) may, in its sole discretion, pay an annual bonus based upon our achievement of our performance objectives and this individual’s contribution towards such achievements. The base salary for Ms. Armenta is $165,000 for 2006.

The initial term of employment is for a three year period ending on the third anniversary of this agreement and will automatically renew for successive one year periods unless either party provides notice of its intent not to renew. The employment contract may be terminated by the individual or us for any reason effective upon sixty days prior written notice or by us for “cause” (as defined in the employment agreement) effective without prior notice.

If employment is terminated by the individual or us for any reason, we shall pay or provide base salary accrued through the termination of the agreement, reimbursable expenses, pro-rata annual bonus and any benefits required to be paid or provided under applicable law. Ms. Armenta is not entitled to any other severance.

The following table sets forth information regarding the annual compensation we paid to our Chief Executive Officer and the four other most highly compensated executive officers, whom we refer to collectively as our named executive officers, during 2005, including one executive who is no longer employed by us. Prior to the acquisition of our business/manager/advisor and our property managers on December 29, 2004, Barry L. Lazarus was our only executive officer who received compensation from us. Our other executive officers were all employees of Inland Real Estate Investment Corporation, the prior owner of our business manager/advisor, and/or its affiliates, and were compensated by those entities, in part, for their services rendered to us. We did not pay any of these individuals, other than Mr. Lazarus, for serving in their respective positions.

				Long-Term Compensation Awards
		Annual Compensation			Securities
				Restricted	Underlying
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Options.SARs

Barry L. Lazarus	2005	$300,000	$30,000	$15,000	1,363
Chief Executive Officer and President	2004	250,000	60,000	—	—
	2003	200,000	50,000	—	—

John DiGiovanni	2005	220,000	61,000	11,000	999
Senior Vice President of Development	2004	—	—	—	—
and Redevelopment	2003	—	—	—	—

James W. Kleifges	2005	155,000	41,000	8,000	704
Vice President and Chief Financial	2004	—	—	—	—
Officer	2003	—	—	—	—

JoAnn Armenta	2005	129,000	13,000	6,000	589
President of Property Management	2004	—	—	—	—
	2003	—	—	—	—

Michael J. Moran (1)	2005	114,000	—	—	—
Vice President, General Counsel	2004	—	—	—	—
and Secretary	2003	—	—	—	—

(1)            Effective December 29, 2004, Mr. Moran became our Vice President, General Counsel and Secretary. Mr. Moran resigned May 13, 2005.

Option and SAR Grants in Last Fiscal Year

The following table summarizes all grants of share options to our named executive officers made during 2005. There were no grants of stock appreciation rights to any executive officers during 2005.

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees during 2005	Exercise Price Per Share	Expiration Date	5%	10%
Barry L. Lazarus	1,363	4.13%	$11.00	4/12/2016	$24,000	$39,000
John DiGiovanni	999	3.03%	11.00	4/12/2016	18,000	29,000
James W. Kleifges	704	2.13%	11.00	4/12/2016	13,000	20,000
JoAnn Armenta	589	1.78%	11.00	4/12/2016	11,000	17,000
Michael J. Moran (1)	—	—	—	—	—	—

(1)                                 Effective December 29, 2004, Mr. Moran became our Vice President, General Counsel and Secretary. Mr. Moran resigned May 13, 2005.

(2)                                 There is no established public trading market for our shares of common stock. Our shares are not listed or traded on any national securities exchange or quoted in an inter-dealer quotation system. We calculated the potential realizable value of each grant of options assuming a marked price of $11.00 as of the grant date, April 12, 2006. Although we estimate that the fair market value of our shares is $11.00 per share, there can be no assurances that our shareholders could sell any or all of their shares for $11.00 per share, or that our shares would trade at such a price if we were to list on a national securities exchange or become quoted in an inter-dealer quotation system.

Aggregated Option and SAR Exercises and Fiscal Year-End Option and SAR Values

There were no exercises of stock options by our named executive officers during 2005. The following table summarizes the number and value of stock options held at December 31, 2005 by our named executive officers.

Individual Grants
	Number of Securities	Value of Unexercised
	Underlying Unexercised Option/SARs	In-the Money Options/SARs at
Name	at 12/31/2005 (Exercisable/Unexercisable)	12/31/2005 (Exercisable/Unexercisable)
Barry L. Lazarus	0/1,363	$ 0/0
John DiGiovanni	0/999	0/0
James W. Kleifges	0/704	0/0
JoAnn Armenta	0/589	0/0
Michael J. Moran (1)	0/0	0/0

(1)                                 Effective December 29, 2004, Mr. Moran became our Vice President, General Counsel and Secretary. Mr. Moran resigned May 13, 2005.

Compensation Committee Report

The following report of the compensation committee does not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The Compensation Committee has furnished the following report on executive compensation for the year ended December 31, 2005.

Overview. The compensation committee, which we refer to in this report as the committee, is responsible for overseeing all of our executive management compensation. The committee’s role is to oversee our compensation plans and policies, annually review and determine all executive officers’ compensation (including approving bonus plan measures and goals), and determine the equity incentive plans, including reviewing and recommending grants to our executive officers. The Committee also reviews and makes recommendations to the Board concerning proposals by our management with respect to compensation, bonuses, employment agreements and other benefits and policies respecting such matters for our employees, including our executive officers. The committee’s charter reflects these responsibilities, and the committee and the Board periodically review and revise the charter. The Board annually elects members of the committee. Although the Company is not quoted on Nasdaq, each member of the committee would satisfy the definition of “independent” under the National Association of Securities Dealers’ listing standards and under the Sarbanes-Oxley Act. The committee meets at scheduled times during the year, and it also considers and takes action by written consent. The committee Chairman reports on committee actions and recommendations at Board Meetings.

Compensation Philosophy. The objective of our compensation programs is to compensate our employees in a manner that promotes recruiting, motivating and retaining our employees. Our compensation philosophy is founded on a strong principle of pay for performance tied to long term shareholder value creation. We desire to employ superior employees. These highly qualified individuals should have the skills and expertise necessary to manage a REIT of our size. We approach this objective through three main compensation components:

•                  a base salary;

•                  a performance-based annual cash bonus; and

•                  periodic grants of stock-based incentive compensation, such as stock options or restricted stock awards.

All three main components of executive compensation are described in more detail below.

Base Salary. The committee endeavors to establish base salaries for our executive officers at levels that they believe are competitive in our industry. As in the past, during 2005 base salaries for executive officers took into consideration a variety of factors, including:

•                  the nature and responsibility of the position and, to the extent available, salary for persons in comparable positions at comparable companies, including other REITs, and the relevant experience of the executive officer; and

•                  except in the case of his own compensation, the recommendation of our chief executive officer.

The base salary for each named executive officer for 2005 is shown in the “Salary” column of the Summary Compensation Table above. The named executive officers are employed pursuant to employment agreements described under the heading “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” above. The committee recommended, and the Board approved, 2006 base salaries for our named executive officers as follows: Mr. Lazarus ($330,000); Mr. McGuinness (on a part-time basis) ($55,000); Mr. Kleifges ($200,000, increased to $225,000 as of July 1, 2006); Mr. DiGiovanni ($245,000); and Ms. Armenta ($165,000).

Performance-Based Annual Cash Bonus. The committee uses performance-based annual cash bonuses to further encourage and reward our executive officers for improving the performance of the Company. Annual bonuses are predicated on the executive officer satisfying, in most cases, predetermined performance targets based on both the Company’s overall performance and the executive officer’s individual performance. The annual bonus for each named executive officer for 2005 is shown in the “Bonus” column of the Summary Compensation Table above. In determining the amount of each annual bonus, the committee took into account, among other factors, our performance during 2005. The committee also took into account a review of bonus compensation paid to individuals in comparable positions at comparable companies, with particular focus on REITs and, except with respect to his own bonus, the recommendation of our chief executive officer.

The committee recommended, and the Board approved, targets for our Senior and Executive Officer Incentive Plan, or the Plan, for 2005 and succeeding years. Under the Plan, our executive officers and certain other senior employees will be eligible to earn an annual incentive cash bonus for each year based on our performance and the participant’s personal performance. Participants’ annual incentive bonus opportunity shall range from 5% to 20% of base salary. At the 5% bonus level, 100% of the potential bonus shall be based on how the growth rate of our funds from operations, or FFO, compares to the median growth rate of FFO for the retail property sector as published by the National Association of Real Estate Investment Trusts, or NAREIT. At the 10%, 15% and 20% bonus levels, 50% of the potential bonus shall be based on how the growth rate of our FFO compares to the median growth rate of FFO for the retail property sector as published by NAREIT, and the remaining 50% of the potential bonus shall be at the Company’s discretion.

In addition, the committee has recommended, and the Board has established, a Value Creation Model bonus plan for our development division. Certain of our employees, including Mr. DiGiovanni, are eligible for a cash bonus pursuant to the Value Creation Model bonus plan. The eligible employees under the Value Creation Model bonus plan are not eligible for cash bonuses under the Plan. Eligible employees under the Value Creation Model bonus plan are able to earn a cash bonus based on the performance of certain of our development projects and stock and option grants pursuant to the Plan.

Stock-Based Incentive Compensation. The committee believes that stock-based incentive compensation awards are effective in providing long-term incentives to our executive officers and in better aligning the interests of our executive officers with the interests of our stockholders. In 2005, the committee took into account a number of factors, including the objectives of our executive compensation strategy, market data on total compensation packages, the value of stock-based incentive grants at comparable companies, our performance and relative stockholder return, stockholder dilution and, except in the case of his own compensation, the recommendations of our chief executive officer.

Our executive officers and certain other senior employees will be eligible to receive grants of long-term restricted stock in accordance with the Inland Retail Real Estate Trust, Inc. 2005 Equity Award Plan. The committee has recommended, and the Board has approved, that any such grants shall be based upon how our FFO compares to the median growth rate of FFO for the retail sector as reported by NAREIT and the participant’s individual performance. Such grants, if any, could range from 5% to 20% of base salary, 50% of which shall be based upon how the growth rate of the Company’s FFO compares to the median growth rate of FFO for the retail property sector as published by NAREIT. The remaining 50% shall be at the Company’s discretion.

Such individuals will also be eligible to receive grants of options to purchase common stock in accordance with the Inland Retail Real Estate Trust, Inc. 2005 Equity Award Plan. The committee has recommended, and the Board has approved, that such grants shall be based upon how our FFO compares to the median growth rate of FFO for the retail sector as reported by NAREIT and the participant’s individual performance. Such grants, if any, could range from 5% to 20% of base salary, 50% of which shall be based upon how the growth rate of our FFO compares to the median growth rate of FFO for the retail property sector as published by NAREIT. The remaining 50% shall be at the Company’s discretion.

Deductibility of Compensation. In reviewing compensation matters, the committee often considers the anticipated tax treatment to both the Company and the executive officer of various payments and benefits. The deductibility of some types of compensation payments depends on, among other things, when a benefit vests and when the executive officer exercises previously granted rights. Furthermore, interpretations of, and changes in, the tax laws and other factors beyond our control also affect the deductibility of compensation. For these and other reasons, executive compensation is not necessarily limited to amounts deductible under Section 162(b) of the Internal Revenue Code. The committee considers various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with our other compensation objectives.

The Compensation Committee of the Board of Directors of Inland Retail Real Estate Trust, Inc.:

Daniel K. Deighan

Kenneth E. Masick

Michael S. Rosenthal

Richard P. Imperiale

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Daniel L. Goodwin and G. Joseph Cosenza are shareholders of ours and we have non-compensatory consulting agreements with both of them. Mr. Goodwin has agreed to advise us on business strategy and Mr. Cosenza has agreed to advise us on property acquisitions. Mr. Goodwin is the Chairman of the Inland Real Estate Group of Companies. He is a stockholder of our Company and directly or indirectly controls 17,593,742 shares, or 6.69%, of our common stock. Mr. Goodwin serves as the Chairman of our Management and Disclosure Committee, or MDC, which consists of senior Company officers, our inside directors and Mr. Goodwin, among others. The purpose of the MDC is to provide advice to our Chief Executive Officer and to the Board, in accordance with Mr. Goodwin’s consulting agreement signed in connection with our acquisition of the property managers and business manager/advisor in December 2004. Strategic initiatives and general operating issues are discussed at these meetings. The MDC does not make day-to-day business decisions. Mr. Goodwin and certain other Inland Real Estate Group executives are required to perform these services for no compensation. MDC meetings are generally held monthly and we determine the agenda for MDC meetings. As of December 31, 2005 Robert D. Parks, who is a shareholder of ours, was our Chairman and served on our Board. We have a non-compensatory consulting agreement with him to advise us on matters within his expertise and relating to our business, and to attend certain meetings of our management team. Thomas P. McGuinness is our Chief Operating Officer and a shareholder of ours.  We have a compensatory arrangement for his services as our Chief Operating Officer and a non-compensatory agreement with him regarding his advice on property management and leasing. On March 3, 2006, Mr. Parks resigned as our Chairman and as one of our affiliated directors, at which time, Richard Imperiale, an independent director, was selected by the Board to serve as our Chairman and Mr. McGuinness was appointed an affiliated director. Mr. Parks continues to serve on the MDC.

Mr. Goodwin, Mr. Parks and Mr. Cosenza also may own interests in and may be officers and/or directors of certain companies that indirectly own or control the companies which provide services to us and are listed in the chart below and in the following paragraphs.

Company Name	Services Provided
Inland Communications, Inc.	Marketing, communications and media relations services
Inland Office Management and Services, Inc.	Office and facilities management services and Inland Facilities Management, Inc.
The Inland Real Estate Group, Inc.	Legal and advisory services
Inland Human Resources Services, Inc.	Pre-employment, new-hire, human resources, benefit administration and payroll and tax administration services
Investors Property Tax Services, Inc.	Property tax payment and processing services and real estate tax assessment reduction services
Inland Computer Services, Inc.	Data processing, computer equipment and support services, and other information technology services
Inland Risk and Insurance Management Services, Inc.	Risk and insurance management services
Inland Real Estate Acquisitions, Inc.	Negotiate property acquisitions, due diligence analysis and other services

The costs of the above services are included in general and administrative expenses, property operating expenses or are capitalized as part of property acquisitions. During the year ended December 31, 2005, we incurred $2,139,030 of which $84,099 remained unpaid as of December 31, 2005.

Inland Mortgage Servicing Corp. provides loan servicing to us for an annual fee. Such costs are included in property operating expenses. A previous agreement allowed for annual fees totaling 0.03% of the first $1 billion of the mortgage balance outstanding and 0.01% of the remaining mortgage balance, payable monthly. On April 1, 2004, we entered into a new agreement for an initial term of one year, and which continues each year thereafter unless terminated. The fee structure requires monthly payments of one hundred seventy-five dollars per loan serviced. The fee increases to two hundred dollars per loan should the number of loans serviced fall below one hundred. These same fees totaled $438,025 for the year ended December 31, 2005, of which none remain unpaid as of December 31, 2005.

Inland Investment Advisors, Inc. provides investment advisory services for our investment securities for a monthly fee.  The agreement requires us to pay a fee of 0.75% per annum (paid monthly) based on the average daily net asset value of any investments under management. Such fees are included in general and administrative expenses and totaled $96,366 for the year ended December 31, 2005, of which none remain unpaid as of December 31, 2005.

Inland Mortgage Corporation provides services to procure and facilitate the mortgage financing that we obtain with respect to the properties purchased. Such costs are capitalized as loan fees and amortized to interest expense over the respective loan term. During the year ended December 31, 2005, we incurred loan fees totaling $139,689 of which none remain unpaid as of December 31, 2005.

Metropolitan Construction Services provides general contracting services for tenant improvements, on-going repairs and maintenance and capital improvement projects. During the year ended December 31, 2005, we incurred $9,809,963 for these services, of which $330,208 remain unpaid as of December 31, 2005.

In May 2005, an affiliate of The Inland Group, Inc. purchased the building which houses our corporate headquarters located in Oak Brook, Illinois and assumed our office lease from the previous landlord. Our annual rent was approximately $300,000 of which we paid approximately $175,010 to this affiliate for the year ended December 31, 2005.  None remain unpaid as of December 31, 2005.

Our employee benefits, human resources policies and insurance policies are modeled after those used by The Inland Real Estate Group of Companies and were adopted by us pursuant to agreements relative to our business combination. These policies are administered through Inland Human Resources Services, Inc. and Inland Risk and Insurance Management Services, Inc., which we have contracted with to provide these services for us. We have chosen to use these services rather than administer them internally because we have the availability of highly experienced professionals who charge us rates we believe are billed at their cost and which we believe are at or below market. Further, we only incur the cost for these services as we need them and are able to avail ourselves of the quantity discounts and purchasing power of The Inland Real Estate Group of Companies. If we are able to obtain these services on a more favorable basis elsewhere, or if we believe we can perform them in house at less cost, we can terminate these agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of September 1, 2006, regarding the number and percentage of shares beneficially owned by: (i) each director; (ii) each named executive officer; (iii) all directors and executive officers as a group; and (iv) any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of September 1, 2006, we had 57,737 stockholders of record and 262,819,146 shares of common stock outstanding.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED (1)		PERCENT OF CLASS

Brenda G. Gujral	138,770	(2)	*
Barry L. Lazarus	126,821		*
Michael S. Rosenthal	12,208	(3)	*
Daniel K. Deighan	7,135	(3)	*
Kenneth E. Masick	8,830	(3)	*
Richard P. Imperiale	1,000	(3)	*
Thomas P. McGuinness	136,259	(4)	*
John DiGiovanni	19,368		*
James W. Kleifges	1,243		*
JoAnn Armenta	31,695		*
Michael J. Moran	—	(5)	*
			*
All Directors and Executive Officers as a group (11 persons)	483,328		*

5% Stockholders

Daniel L. Goodwin	17,593,742	(6)	6.69

*Less than 1%

(1)                                  Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

(2)                                  Includes 28,850 shares held in the name of Ms. Gujral’s spouse.

(3)                                  Includes shares issuable upon exercise of options granted under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table. For Mr. Rosenthal, includes 1,740 shares held in UGMA accounts for Mr. Rosenthal’s daughters.

(4)                                  Includes 2,172 shares owned jointly by Mr. McGuinness and his spouse.

(5)                                  Mr. Moran resigned as our Vice President, General Counsel and Secretary on May 13, 2005.

(6)                                  This amount includes 5,485,558 shares, 2,633,068 shares and 1,487,106 shares of common stock owned by Inland Stock and Securities Holding Corporation, Inland Collateral Corporation and IMIC Stock Holding Corporation, respectively, 140,863 shares owned jointly by Mr. Goodwin and his wife, and 91,208 shares owned individually by Mr. Goodwin’s wife. Inland Stock and Securities Holding Corporation and Inland Collateral Corporation are direct wholly-owned subsidiaries of The Inland Group, Inc., and IMIC Stock Holding Corporation is an indirect wholly-owned subsidiary of The Inland Group, Inc. Daniel L. Goodwin is the controlling shareholder of The Inland Group, Inc.

The address of each of the persons listed above is 2901 Butterfield Road, Oak Brook, Illinois 60523.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our outstanding shares, to file statements of beneficial ownership and changes in beneficial ownership of our shares with the Securities and Exchange Commission and to furnish us with copies of all statements they file. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that during 2005 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with by such persons except that Robert D. Parks, our former Chairman, inadvertently failed to file on a timely basis a Form 4 with the Securities and Exchange Commission to report his acquisition of 3,531 of our shares on March 29, 2005. After discovering this oversight, Mr. Parks filed a Form 4 reporting the ownership of those shares on February 9, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the following information as of December 31, 2005: (i) the number of shares of our common stock to be issued upon the exercise of outstanding options, warrants and rights, (ii) the weighted-average exercise price of such options, warrants and rights and (iii) the number of shares of our common stock remaining available for future issuance under our equity compensation plans, other than the outstanding options, warrants and rights described above.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders	25,000	$ 10.75	275,000

Equity Compensation Plans Not Approved by Security Holders	13,850	$ 9.05	53,000

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR

PROPOSAL 2: TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

KPMG LLP has served as our independent registered public accounting firm since our formation in 1998, and our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent registered public accounting firm. Therefore, the Board, upon the recommendation of its audit committee, has appointed KPMG LLP to act as our independent registered public accounting firm to examine our consolidated financial statements for our 2006 fiscal year. Although our selection of an independent registered public accounting firm does not require your approval, we believe it is desirable to obtain your concurrence to our selection.

One or more representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2005 and 2004, and fees for other services rendered by it:

	Fiscal Year 2005	Fiscal Year 2004

Audit Fees (1)	$704,000	$848,340
Audit Related Fees	—	—
Tax Fees (2)	99,430	83,825
All Other Fees	—	—
Total Fees	$803,430	$932,165

(1)                                  Audit fees include the financial statement audit fee and fees for other attest services, including $35,000 for the financial statement audit fee related to an unconsolidated joint venture, internal controls audit fees, consents, and assistance with and review of documents filed with the SEC.

(2)                                  Tax fees consist of fees for review of federal and state income tax returns, including $15,800 of tax fees related to an unconsolidated joint venture.

The audit committee reviews and approves in advance the terms of and compensation for both audit and nonaudit services to be provided by KPMG LLP. This duty has been delegated to the chairman of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services will be disclosed in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934. Prohibited Non-Audit Services shall be as set forth in the rules promulgated by the SEC, including: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment advisor or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The audit committee approved 100% of the fees described above.

THE BOARD’S RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

Vote Required

Provided a quorum is present, the affirmative vote of a majority of the outstanding shares entitled to vote is required to ratify the appointment. For purposes of the vote on the appointment, abstentions will not be counted as votes cast and will have the effect of a vote against the proposal although, as mentioned, they will count toward the presence of a quorum.

MISCELLANEOUS AND OTHER MATTERS

Advance Notice Procedures for Making Director Nominations and Stockholder Proposals

Stockholder proposals for our annual meeting of stockholders to be held in 2007 will not be included in our proxy statement for that meeting unless the proposal is proper for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders and is received by our Secretary at our executive offices located in Oak Brook, Illinois, no later than February 28, 2007. Stockholders must also follow the procedures prescribed in SEC Rule 14a-8 under the Exchange Act.

In addition, our amended and restated bylaws, or our bylaws, provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must generally be given to our Secretary not less than 90 days nor more than 120 days before the date on which we first mailed our notice of meeting and accompanying proxy materials for the prior year’s annual meeting of stockholders.

These bylaw requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement. If these requirements are not followed, the nomination or proposal presented at an annual meeting of stockholders will be out of order and will not be acted upon. Any stockholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Secretary at our principal executive offices. A copy of our bylaws, as amended, is filed as Exhibit 3.2, Exhibit 3.2(a) and Exhibit 3.2(b) to our annual report on Form 10-K for the year ended December 31, 2004 and is available at the SEC Internet site (http://www.sec.gov).

Proxy Solicitation Costs

We will bear all expenses incurred in connection with the solicitation of proxies. We will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares. Our officers, directors and employees may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses.  In addition, we have hired Morrow & Co., Inc. to solicit proxies on our behalf.  The cost of soliciting proxies on our behalf will be approximately $5,000 plus costs and expenses.

Other Matters

As of the date of this proxy statement, the above are the only matters we are aware of that are to be acted upon at the meeting. If any other matter should properly come before the meeting for which we did not receive proper notice in accordance with the requirements of our bylaws, as presented above, the persons appointed by your proxy will vote on those matters in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with their discretion and best judgment. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on any such other matter will be required for approval.

By the order of the Board of Directors,

Richard P. Imperiale
Chairman of the Board of Directors

Oak Brook, Illinois

October 15, 2006

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES, INCLUDING YOUR AUTHORIZING A PROXY TO VOTE VIA THE INTERNET OR VIA TOUCH-TONE TELEPHONE, WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.  WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE INTERNET

OR VIA TOUCH-TONE TELEPHONE, BEFORE THE MEETING, SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING.

Our 2005 Annual Report on Form 10-K, as amended, includes our financial statements for the fiscal year ended December 31, 2005. The 2005 Annual Report, as amended, does not form any part of the material for the solicitation of proxies.

	Please mark	☒
vote as
BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR, AND FOR PROPOSAL 2.	indicated in this example

1.	ELECTION OF DIRECTORS:				FOR	WITHHOLD	FOR ALL

	01.	RICHARD P. IMPERIALE	05.	BARRY L. LAZARUS	ALL	ALL	EXCEPT
	02.	DANIEL K. DEIGHAN	06.	BRENDA G. GUJRAL
	03.	MICHAEL S. ROSENTHAL	07.	THOMAS P. McGUINNESS	☐	☐	☐
	04.	KENNETH E. MASICK

	(Except nominee(s) written above)
					FOR	AGAINST	ABSTAIN
2.	RATIFY KPMG AS INDEPENDENT REGISTERED
	PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR				☐	☐	☐

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Date:	, 2006

Signature

Signature (if held jointly)

Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY US THE ENCLOSED ENVELOPE.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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VOTE BY TELEPHONE OR INTERNET

QUICK * * *EASY * * *IMMEDIATE

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A: To vote as the Board of Directors recommends on ALL proposals; Press 1.

OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.
When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/INLAND

IF YOU VOTE BY PHONE OR INTERNET—DO NOT MAIL THE PROXY CARD.

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PROXY

INLAND RETAIL REAL ESTATE TRUST, INC.

REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 20, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Inland Retail Real Estate Trust, Inc., a Maryland corporation (the “Company”) hereby appoints Dione K. McConnell and James W. Kleifges as proxies for the undersigned, and each of them, each with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the principal executive offices of the Company located at 2901 Butterfield Road, Oak Brook, Illinois 60523 on December 13, 2006, at 10:00 a.m., Central Standard Time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” EACH OF THE OTHER PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH HERE